Exhibit 99.1

Trinity Capital Inc. Closes Investment Grade Convertible Notes Offering Due 2025 Totaling $50.0 Million

Completes $50.0 Million of 6.00% Convertible Notes due 2025

Institutional Bonds Initially Assigned a “BBB-” Rating by Egan Jones

PHOENIX, Dec. 14, 2020 /PRNewswire/ -Trinity Capital Inc. (“Trinity” or the “Company”), a leading specialty lending company that provides debt, including loans and equipment financing, to growth stage companies backed by technology banks, venture capital and private equity firms, today announced that it closed a private offering of $50.0 million in aggregate principal amount of its 6.00% Convertible Notes due 2025 (the “Convertible Notes”). The Convertible Notes were initially rated “BBB-” by Egan Jones Ratings Company and were sold to accredited investors, qualified institutional buyers, and non-U.S. persons in accordance with certain exemptions from the registration requirements of the Securities Act of 1933, as amended.

The Convertible Notes are unsecured and bear interest at a rate of 6.00% per year, subject to additional interest of 0.75% per year if the Company does not maintain an investment grade rating with respect to the Convertible Notes, payable semiannually on May 1 and November 1 of each year. The Convertible Notes mature on December 11, 2025 unless earlier converted or repurchased.

Holders may convert the Convertible Notes, at their option, at any time on or prior to the close of business on the business day immediately preceding the maturity date. The conversion rate is initially 66.6667 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $15.00 per share of the Company’s common stock, subject to customary anti-dilution adjustments. This represents approximately a 15.0% conversion premium over the Company’s net asset value per share of $13.01 as of September 30, 2020. Generally, the conversion rate will not be adjusted for quarterly cash dividends or distributions paid to the Company’s stockholder at or below the rate of $0.30 per share. Upon conversion of the Convertible Notes, the Company will pay or deliver, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election, per $1,000 principal amount of the Convertible Notes.

The Company intends to use the net proceeds from this offering to fund investments in debt and equity securities in accordance with its investment objective and investment strategy and for general corporate purposes.

Keefe, Bruyette & Woods, A Stifel Company, acted as sole placement agent and initial purchaser for this offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Trinity Capital Inc.

Trinity, an internally managed specialty lending company that has elected to be regulated as a business development company under the Investment Company Act of 1940, is a leading provider of debt, including loans and equipment financing, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Trinity’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies. For more information, please visit https://trincapinvestment.com/.

About KBW

KBW (Keefe, Bruyette & Woods, Inc., operating in the U.S., and Stifel Nicolaus Europe Limited, also trading as Keefe, Bruyette & Woods Europe, operating in Europe) is a Stifel company. Over the years, KBW has established itself as a leading independent authority in the banking, insurance, brokerage, asset management, mortgage banking and specialty finance sectors. Founded in 1962, the firm maintains industry-leading positions in the areas of research, corporate finance, mergers and acquisitions as well as sales and trading in equities securities of financial services companies.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the novel coronavirus (COVID-19) pandemic on the economy, financial markets, our business, our portfolio companies and our industry. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and subsequent SEC filings.

Contact

Vibhor Garg

Director, Marketing

Trinity Capital, Inc.

ir@trincapinvestment.com